John H. Lively
The Law Offices of John H. Lively & Associates, Inc.
A Member Firm of The 1940 Act Law Group
2041 West 141st Terrace, Suite 119
Leawood, KS 66224
Phone: 913.660.0778 Fax: 913.660.9157
john.lively@1940actlawgroup.com

April 29, 2011

PFS Funds 1939 Friendship Drive Suite C El Cajon, California 92020 Ladies and Gentlemen:

     We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Bretton Fund, a series portfolio of PFS Funds (the “Trust”), which is included in Post-Effective Amendment No.23 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-94671), and Amendment No. 23 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-09781), on Form N-1A of the Trust.

                                                                        Sincerely,

                                                                       /s/ John H. Lively

                                               The Law Offices of John H. Lively & Associates, Inc.